UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2011

Cardica, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2011 Annual Meeting of Stockholders of Cardica, Inc. (“Cardica”) held on November 17, 2011 (the “Annual Meeting”), Cardica’s stockholders, upon the recommendation of Cardica’s Board of Directors (the “Board”), approved an amendment to the Cardica, Inc. 2005 Equity Incentive Plan (the “2005 Plan”) to increase the number of shares of Cardica’s Common Stock, par value $0.001 (the “Common Stock”), authorized for issuance under the 2005 Plan by 750,000 shares of Common Stock (the “2011 Amendment”).

The 2005 Plan, which provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock unit awards and other forms of equity compensation that may be granted to Cardica’s employees, non-employee directors and consultants, was initially was adopted by the Board on October 13, 2005 and approved by Cardica’s stockholders on December 27, 2005. The 2005 Plan was previously amended by the Board on September 29, 2006, October 10, 2007, August 13, 2008, October 1, 2009 and September 22, 2010, which amendments were approved by Cardica’s stockholders on November 8, 2006, November 14, 2007, November 19, 2008, November 11, 2009 and November 9, 2010, respectively. The 2011 Amendment was adopted by the Board on August 31, 2011, subject to stockholder approval. A more complete description of the 2005 Plan may be found in Cardica’s definitive proxy statement, filed with the Securities and Exchange Commission on October 12, 2011 (the “Proxy Statement”). That summary and the foregoing description are qualified in their entirety by reference to the text of the 2005 Plan, as amended, which is filed as Exhibit 10.2 hereto and incorporated into this Item 5.02 by reference.

Item 5.07             Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, Cardica’s stockholders approved the three proposals listed below, which proposals are described in detail in the Proxy Statement.  The final votes on the proposals presented at the Annual Meeting are as follows:

Proposal 1:

Each of Bernard A. Hausen, M.D., Ph.D., Kevin T. Larkin, Richard P. Powers, Jeffrey L. Purvin, John Simon, Ph.D. and William H. Younger, Jr. was elected as a director to hold office until the 2012 Annual Meeting of Stockholders and until his successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal, by the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Bernard A. Hausen, M.D., Ph.D.	11,885,874	393,275	9,131,024
Kevin T. Larkin	12,077,350	201,799	9,131,024
Richard P. Powers	12,074,550	204,599	9,131,024
Jeffrey L. Purvin	11,824,850	454,299	9,131,024
John Simon, Ph.D.	12,136,757	142,392	9,131,024
William H. Younger, Jr.	11,885,669	393,480	9,131,024

Proposal 2:

The proposal to approve the 2011 Amendment to the 2005 Plan as described in Item 5.02 above was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

11,604,144	602,450	72,555	9,131,024

Proposal 3:

The proposal to ratify the selection by the audit committee of the Board of Ernst & Young LLP as Cardica’s independent registered public accounting firm for the fiscal year ending June 30, 2012 was ratified by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

21,076,670	220,123	113,380	0

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.2	Cardica, Inc. 2005 Equity Incentive Plan, as amended effective November 17, 2011.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: November 21, 2011	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.2	Cardica, Inc. 2005 Equity Incentive Plan, as amended effective November 17, 2011.

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